EXHIBIT VI

EIB Group
Consolidated balance sheet as at 30 June 2002
In EUR ‘000

			30.06.2002		31.12.2001
			(unaudited)
Assets
1.	Cash in hand, balances with central banks and post office banks		25,699		22,180

2.	Treasury bills eligible for refinancing with central banks	1,621,698		1,519,621
	Fair value adjustment			106

			1,621,698		1,519,727

3.	Loans and advances to credit institutions
	a) repayable on demand	413,549		181,292
	b) other loans and advances	15,845,744		9,917,933
	c) loans	86,567,409		84,654,699

			102,826,702		94,753,924

4.	Loans and advances to customers
	Loans	98,894,130		101,085,284
	Specific provisions	- 175,000		- 175,000
	Fair value adjustment	156,399		33,179

			98,875,529		100,943,463

5.	Debt securities including fixed-income securities
	a) issued by public bodies	3,464,190		3,262,797
	b) issued by other borrowers	4,461,859		3,418,574
	c) Fair value adjustment	25, 547		- 46

			7,951,596		6,681,325

6.	Shares & other variable-yield securities	887,250		838,530
	Fair value adjustment-shares	- 1,107		5,642

			886,143		844,172

7.	Intangible assets		9,051		7,788

8.	Tangible assets		106,528		84,528

9.	Other assets
	a) receivable in respect of EMS interest subsidies paid in advance		1,757		3,528
	b) sundry debtors		848,461		538,779
	c) Currency swap contracts adjustment account*	0		1,236,663
	d) Fair value adjustment – derivatives	5,506,629		6,948,150

			5,506,629		8,184,813

10.	Prepayments and accrued income	3,129,968			2,378,477
	Fair value adjustment	734,247

			3,864,215

			222,524,008		215,962,704

The bracketed notes refer to the Notes to the Unaudited Condensed Financial Statements.

(*)	The amount of currency swap contracts has not been included in the balance sheet

			30.06.2002		31.12.2001
			(unaudited)
Liabilities
1.	Amounts owed to credit institutions
	a) repayable on demand	0		0
	b) with agreed maturity dates or periods of notice	383,447		607,622

			383,447		607,622

2.	Debts evidenced by certificates
	a) debt securities in issue	182,100,327		178,293,413
	b) others	917,090		857,103

		183,017,417		179,150,516
	c) net premiums on issues	24,440		17,852

	d) fair value adjustment	- 1,377,058		4,741,338

			181,664,799		183,909,706

3.	Other liabilities
	a) interest subsidies received in advance	295,441		324,956
	b) sundry creditors	933,214		989,394
	c) sundry liabilities	41,601		44,245
	d) Currency swap contracts adjustment account *	2,229,582		0
	e) fair value adjustment – derivatives	7,275,529		2,414,809

			10,775,367		3,773,404

4.	Accruals and deferred income	4,399,437		3,779,972
	Fair value adjustment	709,806	5,109,243	0	3,779,972

5.	Provisions for liabilities and charges
	– Staff pension fund		496,091		474,951
	– Provision for guarantees issued		28,767		24,312

6.	Minority interests		215,284		216,349

7.	Capital
	Subscribed	100,000,000		100,000,000
	Uncalled	- 94,000,000		- 94,000,000

			6,000,000		6,000,000
8.	Consolidated reserves
	a) reserve fund	10,000,000		10,000,000
	b) additional reserves	4,347,298		3,181,985

		14,347,298		13,181,985
	c) fair value adjustment 1.1.2001			- 117,883
	d) valuation of securities available for sale	18,739		3,266

			14,366,037		13,067,368

9.	Funds allocated to structured finance facility		250,000		250,000

10.	Funds allocated to venture capital operations		1,499,091		1,500,000

11.	Fund for general banking risks after appropriation		1,080,000		1,080,000

12.	Profit for the financial year
	before appropriation	655,882		1,424,021
	appropriation for the year to Fund for general banking risks	0		- 145,000

	profit to be appropriated		655,882		1,279,021

			222,524,008		215,962,704

(*)	The amount of currency swap contracts has not been included in the balance sheet.

Off-balance-sheet items

		30.06.2002		31.12.2001
		(unaudited)
Commitments
– EBRD capital
• Uncalled		442,500		442,500
• To be paid in		25,313		33,750

– Undisbursed loans
• Credit institutions	7,762,236		8,523,766
• Customers	26,961,710		25,729,446

		34,723,946		34,253,212
– Undisbursed venture capital operations		1,067,571		1,067,531

Guarantees
• In respect of loans granted by third parties		1,737,570		1,562,167
• In respect of venture capital operations		57,946		57,946

Fiduciary operations		2,660,834		2,070,512

Assets held on behalf of third parties
– Growth and environment	10,100		16,091
– SME Guarantee Facility	72,892		54,762
– European Technology Facility	87,318		59,892

		170,310		130,745

Special deposits for service of borrowings		412,878		640,526

Securities portfolio
• Securities receivable		19,726		9,327
• Securities payable		104,970		12,673

Nominal value of interest-rate swap and deferred rate-setting contracts		119,358,226		109,868,600

FRA operations
• Purchase		25,000,000		25,000,000
• Sale		0		25,000,000

Nominal value of currency swap contracts payable		47,163,373		39,356,131

Nominal value of currency swap contracts receivable		44,933,791		40,592,794

Borrowings arranged but not yet signed		699,683		0

Guarantee Fund treasury management		1,815,799		1,775,229

Consolidated profit and loss account

For the period ended 30 June 2002
In EUR ‘000

			30.06.2002		30.06.2001		31.12.2001
			(Unaudited)		(Unaudited)
1.	Interest receivable and similar income		4,884,227		5,549,328		10,757,180

2.	Interest payable and similar charges		-4,033,387		-4,711,774		-9,072,365

3.	Commission receivable		15,815		13,648		32,529

4.	Commission payable		–330		-786		-1,771

5.	Result on financial operations		-44,563		41,079		-47,739

6.	Other operating income		3,143		17,725		26,357

7.	General administrative expenses		-98,184		-87,202		-211,538

	a) staff costs	77,986		70,024		158,669

	b) other administrative costs	20,198		17,178		52,869

8.	Value adjustments in respect of		-7,950		-5,758		-15,737

	a) intangible assets	2,047		1,421		4,951

	b) tangible assets	5,903		4,337		10,786

9.	Value adjustment on venture capital operations		-53,636		0		-22,137

10.	Extraordinary income		0		0		40,000

11.	Extraordinary charges		0		0		-11,364

12.	Transfer to provision for guarantees issued		-4,455		39,070		-19,665

13.	Minority interests		-4,798		-31,952		-29,729

14.	Profit for the half year/financial year		655,882		823,378		1,424,021

15.	Appropriation to Fund for general banking risks (Note A)		0		0		-145,000

16.	Profit to be appropriated		655,882		823,378		1,279,021

CONSOLIDATED CASH FLOW STATEMENT AS AT 30 JUNE 2002

In EUR ‘000

		30.06.2002	30.06.2001
		(unaudited)	(unaudited)
A.	Cash flows from operating activities :
	Profit for the six-month period	655,882	823,378
	Adjustments :
	Transfer to provision for guarantees issued	4,455	-39,126
	Value adjustments	7,950	5,758
	Exchange adjustment not subject to Article 7	-612	238
	Decrease/(increase) in accrued interest and commissions payable and interest received in advance	1,329,271	-1,061,936
	(Decrease)/Increase in accrued interest and commissions receivable	-1,485,738	756,129
	Investment portfolio amortisation	-376	-1,792
	IAS 39 adjustments	18,739	-111,720

	Profit on operating activities :	529,571	370,929

	Net loan disbursements	-16,957,088	-13,722,368
	Repayments	11,262,341	7,899,998
	IAS 39 loan adjustments	-123,220	0
	Net balance on NCI operations	6,128	73,259
	(Increase)/Decrease in operational portfolio	-591,321	399,185
	Increases in venture capital operations	-42,251	-108,435
	Decrease in securitised loans	22,528	0

	Net cash from operating activities	-5,893,313	-5,087,432

B.	Cash flows from investing activities :
	EBRD shares paid up	-8,438	-8,437
	Sales of securities	191,548	138,497
	Purchases of securities	-174,401	-175,350
	Increases in land, buildings and furniture	-27,903	-2,183
	Increases in intangible fixed assets	-3,310	-589
	Increases in other assets	-62,280	-27,902
	Reclassification of EIF portfolio	0	42,151

	Net cash from investing activities	-84,784	-33,813

C.	Cash flows from financing activities :
	Issue of borrowings	24,667,991	16,182,247
	Redemption of borrowings	-9,700,195	-12,810,011
	Increase/(decrease) in currency swaps payable	3,466,245	-1,243,104
	IAS 39 borrowings adjustments	-6,111,808	2,345,352
	Decreases in commercial paper	-1,520,379	-1,248,225
	IAS 39 derivatives adjustments	6,302,241	-2,330,400
	Decreases in amounts owed to credit institutions	–224,175	-162,242
	(Decrease)/increase in other liabilities	-68,264	69,064

	Net cash from financing activities	16,811,656	802,681

Summary statement of cash flows

Cash and cash equivalents at 1st of January	12,373,408	13,302,774

Net cash from :
(1) operating activities	-5,893,313	-5,087,432
(2) investing activities	-84,784	-33,813
(3) financing activities	16,811,656	802,681

Effects of exchange rate changes	-3,849,753	1,693,370

Cash and cash equivalents at 30th June	19,357,215	10,677,580

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	25,699	23,149
Bills maturing within three months of issue	3,072,223	2,208,157
Loans and advances to credit institutions :
-accounts repayable on demand	413,549	138,151
-term deposit accounts	15,845,744	8,308,123
	19,357,215	10,677,580

STATEMENT OF MOVEMENTS IN CONSOLIDATED OWN FUNDS AS AT 30 JUNE 2002
(In EUR ‘000)

	Situation at 31.12.2001	Appropriation of profit for the 2001 financial year	Situation at 30.06.2002
			(Unaudited)
Capital	100,000,000		100,000,000
-subscribed	-94,000,000		-94,000,000

-uncalled	6,000,000		6,000,000

Reserves :
-reserve fund	10,000,000		10,000,000
-additional reserves (including IAS 39 adjustments)	3,067,368	1,279,930	4,366,037

	13,067,368	1,279,930	14,366,037

Fund for general banking risks	935,000	145,000	1,080,000

Funds allocated to Structured Finance Facility	250,000		250,000

Funds allocated to venture capital operations	1,500,000	-909	1,499,091

	21,752,368	1,424,021	23,195,128

Profit for the financial year	1,424,021	-1,424,021	655,882

	23,176,389		23,851,010

European Investment Bank
Appendix I – June 30, 2002

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS

NOTE A   Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the European Investment Bank (the “Bank”) as at June 30, 2002 do not include all of the information and footnotes required for complete financial statements. The financial statements as at and for the periods ended June 30, 2002 and December 31, 2001 are prepared on a consolidated basis.

In the opinion of management, all normal recurring accruals and adjustments for the impairment of venture capital operations considered necessary for a fair presentation have been recorded. The amount of the transfer to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks is recorded in the profit and loss account for the six-month period ended June 30, 2002. The profit for the six-month period ended June 30, 2002 is not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

The unaudited condensed consolidated financial statements as at and for the periods ended June 30, 2002 and the financial statements as at and for the year ended December 31, 2001 were prepared in accordance with International Accounting Standards (IAS).

For further information, refer to the financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2001.

NOTE B   Loans & Advances to Customers

	Loans granted
	to intermediary credit institutions	directly to final beneficiaries	Total
Analysis of aggregate loans granted (before specific provisions)
-Disbursed portion	86,567,409	98,894,130	185,461,539
-Undisbursed portion	7,762,236	26,961,710	34,723,946

Aggregate loans granted	94,329,645	125,855,840	220,185,485

NOTE C   Long Term Obligations
[See following page for summary statement of debts.]

NOTE D   Commitment

Commitment to purchase the remaining EIF shares at a fixed future price.

Under the terms of this put option, the EIB is offering to buy these shares from the EIF’s other shareholders in four years for a price of EUR 315,000 per share.

This purchase price represents annual appreciation of 3% compared with the purchase offer made in 2000. The EIF’s financial situation as at June 30, 2002 does not require any provision to be made by the Bank as a result of this commitment.

NOTE C—SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2002
(in EUR ‘000)

	BORROWINGS					CURRENCY SWAPS			NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE (-)
PAYABLE IN	OUTSTANDING AT 31.12.2001	AVERAGE RATE	OUTSTANDING AT 30.06.2002	AVERAGE RATE	DUE DATES	31.12.2001	AVERAGE RATE	30.06.2002	AVERAGE RATE	OUTSTANDING AT 31.12.2001	OUTSTANDING AT 30.06.2002
EUR	72,131,851	5.48	74,950,879	5.42	2002/2030	24,174,809+	5.50	30,974,760+	3.63	96,306,660	105,925,639
GBP	48,004,134	6.34	45,731,246	6.20	2002/2040	4,046,143 -	6.35	3,569,768 -	3.92	43,957,991	42,161,478
DKK	484,099	5.17	538,416	5.15	2002/2010	141,865+	5.17	37,082+	3.47	625,964	575,498
SEK	200,512	5.70	204,911	5.70	2003/2007	864,306+	5.70	1,116,983+	4.26	1,064,818	1,321,894
USD	45,145,774	5.50	47,458,434	5.14	2002/2026	15,983,627 -	5.56	19,124,596 -	2.33	29,162,147	28,333,838
CHF	3,213,298	3.99	3,190,680	3.89	2002/2014	54,960 -	4.00	55,363 -	5.85	3,158,338	3,135,317
JPY	3,429,706	3.04	4,158,613	3.54	2002/2032	944,455 -	3.04	1,734,552 -	-0.13	2,485,251	2,424,061
NOK	314,406	5.67	504,677	5.94	2004/2008	213,796 -	5.67	329,722 -	6.88	100,610	174,955
CAD	1,474,036	7.98	1,049,650	7.70	2002/2008	1,402,998 -	7.98	983,006 -	0.00	71,038	66,644
AUD	462,963	6.28	881,256	5.54	2005/2005	462,963 -	6.28	881,256 -	0.00
CZK	247,891	7.55	304,886	7.26	2005/2015	101,167+	7.55	178,486+	3.52	349,058	483,372
HKD	1,767,967	7.12	1,420,217	7.03	2002/2010	1,767,967 -	7.12	1,420,217 -	0.00
NZD	94,273	6.50	98,054	6.50	2004/2007	94,273 -	6.50	98,054 -	0.00
ZAR	609,566	12.88	684,947	12.41	2002/2018	371,124 -	12.88	438,739 -	11.43	238,442	246,208
HUF	161,106	10.02	226,595	9.27	2003/2004	81,573 -	10.02	115,927 -	8.90	79,533	110,668
PLN	326,416	12.52	403,196	11.19	2003/2017	118,105 -	12.52	248,482 -	0.00	208,311	154,714
TWD	1,035,766	5.00	1,165,223	4.65	2003/2008	1,035,766 -	5.00	1,165,223 -	0.00
SKK	46,752	15.63	45,537	15.63	2002/2002	63,114+	15.63	61,476+	8.29	109,866	107,013

TOTAL	179,150,516		183,017,417

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: 2,629 million). All such borrowings are hedged in full through swap operations.

Balance sheet as at 30 June 2002
In Eur ‘000

			30.06.2002		31.12.2001
			(Unaudited)
Assets

1.	Cash in hand, balances with central banks and post office banks		25,699		22,180

2.	Treasury bills eligible for refinancing with central banks		1,479,581		1, 377,061

3.	Loans and advances to credit institutions
	a) repayable on demand	405,157		142,213
	b) other loans and advances	15,800,744		9,907,933
	c) loans	86,567,409		84,654,699

			102,773,310		94,704,845
4.	Loans and advances to customers
	Loans	98,894,130		101,085,284
	Specific provisions	- 175,000		- 175,000

			98,719,130		100,910,284
5.	Debt securities including fixed-income securities
	a) issued by public bodies	3,308,630		3,099,397
	b) issued by other borrowers	4,295,027		3,222,928

			7,603,657		6,322,325

		185,461,539

6.	Shares & other variable-yield securities		835,758		788,992

7.	Participating interests (Note C)		269,942		269,942

8.	Intangible assets		9,051		7,687

9.	Tangible assets		101,554		79,460

10.	Other assets
	a) receivable in respect of EMS interest subsidies paid in advance	1,757		3,528
	b) sundry debtors	866,255		586,790
	c) Currency swap contracts adjustment account *	0		1,236,663

			868,012		1,826,981
11.	Prepayments and accrued income		3,116,386		3,066,660

			215,802,080		209,376,417

The bracketed notes refer to the Notes to the Unaudited Condensed Financial Statements

(*)	The amount of currency swap contracts has not been included in the balance sheet

			30.06.2002		31.12.2001
			(Unaudited)
Liabilities

1.	Amounts owed to credit institutions
	a) repayable on demand	0		0
	b) with agreed maturity dates or periods of notice	383,447		607,622

			383,447		607,622
2.	Debts evidenced by certificates
	a) debt securities in issue	182,100,327		178,293,413
	b) others	917,090		857,103

			183,017,417		179,150,516

3.	Other liabilities
	a) interest subsidies received in advance	295,441		324,956
	b) sundry creditors	933,214		989,394
	c) sundry liabilities	39,880		42,230
	d) Currency swap contracts adjustment account *	2,229,582		0

			3,498,117		1,356,580

4.	Accruals and deferred income		4,388,809		4,490,597

5.	Provisions for liabilities and charges
	Staff pension fund		496,091		474,951

6.	Fund for general banking risks		1,080,000		1,080,000

7.	Capital
	Subscribed	100,000,000		100,000,000
	Uncalled	- 94,000,000		- 94,000,000

8.	Reserves		6,000,000		6,000,000
	a) reserve fund	10,000,000		10,000,000
	b) additional reserves	4, 467, 060		3,154,706

			14,467.060		13,154,706

9.	Funds allocated to structured finance facility		250,000		250,000

10.	Funds allocated to venture capital operations		1,499,091		1,500,000

12.	Profit for the financial year		722,048		1,311,445

			215,802,080		209,376,417

(*)	The amount of currency swap contracts has not been included in the balance sheet

Off-balance-sheet items

		30.06.2002		31.12.2001
		(Unaudited)
Commitments

- EBRD capital
• Uncalled		442,500		442,500
• To be paid in		25,313		33,750

- EIF capital
• Uncalled		972,000		972,000

- Undisbursed loans
• Credit institutions	7,762,236		8,523,766
• Customers	26,961,710		25,729,446

		34,723,946		34,253,212
- Undisbursed venture capital operations		1,008,587		1,015,800

Guarantees
- In respect of loans granted by third parties		468,392		484,936
- In respect of venture capital operations		57,946		57,946

EIF treasury management		521,524		525,051

Guarantee Fund treasury management		1,815,799		1,775,229

Special deposits for service of borrowings		412,878		640,526

Securities portfolio
- Securities receivable		19,726		9,327
- Securities payable		104 970		12,673

Nominal value of interest-rate swap and deferred rate-setting contracts		119,358,226		109,868,600

FRA operations
- Purchase		25,000,000		25,000,000
- Sale		0		25,000,000

Nominal value of currency swap contracts payable		47,163,373		39,356,131

Nominal value of currency swap contracts receivable		44,933, 791		40,592,794

Borrowings arranged but not yet signed		699, 683		0

Profit and loss account

For the period ended 30 June 2002
In EUR ‘000

			30.06.2002		30.06.2001		31.12.2001
			(Unaudited)		(Unaudited)
1.	Interest receivable and similar income		4,870,662		5,535,918		10,729,506

2.	Interest payable and similar charges		-4,033,279		-4,713,222		-9,072,365

3.	Income from participating interests		9,477		7,333		7,333

4.	Commission receivable		10,307		10,564		22,841

5.	Commission payable		-3,567		-4,703		-8,110

6.	Result on financial operations		17,449		-558		6,903

7.	Other operating income		3,180		11,782		20,037

8.	General administrative expenses:		-94,326		-84,404		-203,764
	a) staff costs	75,339		67,840		152,903
	b) other administrative costs	18,987		16,564		50,861

9.	Value adjustments in respect of:		-7,755		-5,569		-15,359
	a) intangible assets	2,047		1,380		4,872
	b) tangible assets	5,708		4,189		10,487

10.	Value adjustment on venture capital operations		-50,100		0		-19,213

11.	Transfer to Fund for general banking risks (Note A)		0		0		-145,000

12.	Extraordinary charges		0		0		-11,364

13.	Profit for the half year/financial year		722,048		757,141		1,311,445

CASH FLOW STATEMENT AS AT 30 JUNE 2002

In EUR ‘000

		30.06.2002	30.06.2001
		(unaudited)	(unaudited)
A.	Cash flows from operating activities :
	Profit for six month period	722,048	757,141
	Adjustments :
	Value adjustments	7,755	5,569
	Exchange adjustment not subject to Article 7	-612	238
	Decreases in accrued interest and commissions payable and interest received in advance	-101,788	-388,597
	(Decrease)/increase in accrued interest and commissions receivable	-49,726	12,114
	Investment portfolio amortisation	-1,018	-2,820

	Profit on operating activities :	576,659	383,645
	Net loan disbursements	-16,957,088	-13,722,368
	Repayments	11,262,341	7,899,998
	Net balance on NCI operations	6,128	73,259
	(Increase)/decrease in treasury portfolios	-575,603	399,185
	Increases in venture capital operations	-40,296	-113,449
	Decrease in securitised loans	22,528	0

	Net cash from operating activities	-5,705,332	-5,079,730
B.	Cash flows from investing activities :
	EBRD shares paid up	-8,438	-8,437
	Sales of securities	174,865	123,747
	Purchases of securities	-174,401	-129,721
	Increases in land, buildings and furniture	-27,802	-2,146
	Increases in intangible fixed assets	-3,411	-590
	Increases in other assets	-38,812	-40,805

	Net cash from investing activities	-78,000	-57,952

C.	Cash flows from financing activities :
	Issue of borrowings	24,667,991	16,182,247
	Redemption of borrowings	-9,700,195	-12,810,011
	Increase/(decrease) in currency swaps payable	3,466,245	-1,243,104
	Decreases in commercial paper	-1,520,379	-1,248,225
	Decreases in amounts owed to credit institutions	-224,175	-174,229
	(Decrease)/Increase in other liabilities	-66,905	45,565

	Net cash from financing activities	16,622,582	752,243

	30.06.2002	30.06.2001
	(unaudited)	(unaudited)

Summary statement of cash flows

Cash and cash equivalents at 1st of January	12,261,325	13,242,058
Net cash from :
(1) operating activities	-5,705,332	-5,079,730
(2) investing activities	-78,000	-57,952
(3) financing activities	16,622,582	752,243
Effects of exchange rate changes	-3,849,753	1,693,371
Cash and cash equivalents at 30th June	19,250,823	10,549,990

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	25,699	23,149
Bills maturing within three months of issue	3,019,223	2,124,059
Loans and advances to credit institutions :
-accounts repayable on demand	405,157	94,659
-term deposit accounts	15,800,744	8,308,123
	19,250,823	10,549,990

European Investment Bank
Appendix I – June 30, 2002

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE A    Basis of Presentation

The accompanying unaudited condensed financial statements of the European Investment Bank (the “Bank”) as at June 30, 2002 do not include all of the information and footnotes required for complete financial statements. These financial statements are prepared on an unconsolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations considered necessary for a fair presentation have been recorded. The amount of the transfer to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks is recorded in the profit and loss account for the six-month period ended June 30, 2002. The profit for the six-month period ended June 30, 2002 is not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

These unaudited condensed financial statements as at and for the periods ended June 30, 2002 and the financial statements as at and for the year ended December 31, 2001 were prepared in accordance with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended by the Directive of May 31, 2001) without making use of the option available to apply fair value accounting.

For further information, refer to the unconsolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2001.

NOTE B    Loans & Advances to Customers

	Loans granted
	to intermediary credit Institutions	directly to final beneficiaries	Total
Analysis of aggregate loans granted (before specific provisions)
– Disbursed portion	86,567,409	98,894,130	185,461,539
– Undisbursed portion	7,762,236	26,961,710	34,723,946

Aggregate loans granted	94,329,645	125,855,840	220,185,485

NOTE C    Participating interests

•
This item for EUR 269,941,795 corresponds to the capital paid in by the Bank in respect of its subscription (EUR 1,215,000,000) to the capital of the European Investment Fund (EIF), with its registered office in Luxembourg.

The Bank holds 60.75% of the EIF’s subscribed capital as at June 30, 2002.

•	Commitment to purchase the remaining EIF shares at a fixed future price.

Under the terms of this put option, the EIB is offering to buy these shares from the EIF’s other shareholders in four years for a price of EUR 315,000 per share.

This purchase price represents annual appreciation of 3% compared with the purchase offer made in 2000. The EIF’s financial situation as at June 30, 2002 does not require any provision to be made by the Bank as a result of this commitment.

NOTE D    Long Term Obligations

[See following page for summary statement of debts.]

NOTE D—SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2002
(in EUR ‘000)

	BORROWINGS					CURRENCY SWAPS						NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE(-)
PAYABLE IN	OUTSTANDING AT 31.12.2001	AVERAGE RATE	OUTSTANDING AT 30.06.2002	AVERAGE RATE	DUE DATES	31.12.2001		AVERAGE RATE	30.06.2002		AVERAGE RATE	OUTSTANDING AT 31.12.2001	OUTSTANDING AT 30.06.2002
EUR	72,131,851	5.48	74,950,879	5.42	2002/2030	24,174,809	+	5.50	30,974,760	+	3.63	96,306,660	105,925,639
GBP	48,004,134	6.34	45,731,246	6.20	2002/2040	4,046,143	-	6.35	3,569,768	-	3.92	43,957,991	42,161,478
DKK	484,099	5.17	538,416	5.15	2002/2010	141,865	+	5.17	37,082	+	3.47	625,964	575,498
SEK	200,512	5.70	204,911	5.70	2003/2007	864,306	+	5.70	1,116,983	+	4.26	1,064,818	1,321,894
USD	45,145,774	5.50	47,458,434	5.14	2002/2026	15,983,627	-	5.56	19,124,596	-	2.33	29,162,147	28,333,838
CHF	3,213,298	3.99	3,190,680	3.89	2002/2014	54,960	-	4.00	55,363	-	5.85	3,158,338	3,135,317
JPY	3,429,706	3.04	4,158,613	3.54	2002/2032	944,455	-	3.04	1,734,552	-	-0.13	2,485,251	2,424,061
NOK	314,406	5.67	504,677	5.94	2004/2008	213,796	-	5.67	329,722	-	6.88	100,610	174,955
CAD	1,474,036	7.98	1,049,650	7.70	2002/2008	1,402,998	-	7.98	983,006	-	0.00	71,038	66,644
AUD	462,963	6.28	881,256	5.54	2005/2005	462,963	-	6.28	881,256	-	0.00
CZK	247,891	7.55	304,886	7.26	2005/2015	101,167	+	7.55	178,486	+	3.52	349,058	483,372
HKD	1,767,967	7.12	1,420,217	7.03	2002/2010	1,767,967	-	7.12	1,420,217	-	0.00
NZD	94,273	6.50	98,054	6.50	2004/2007	94,273	-	6.50	98,054	-	0.00
ZAR	609,566	12.88	684,947	12.41	2002/2018	371,124	-	12.88	438,739	-	11.43	238,442	246,208
HUF	161,106	10.02	226,595	9.27	2003/2004	81,573	-	10.02	115,927	-	8.90	79,533	110,668
PLN	326,416	12.52	403,196	11.19	2003/2017	118,105	-	12.52	248,482	-	0.00	208,311	154,714
TWD	1,035,766	5.00	1,165,223	4.65	2003/2008	1,035,766	-	5.00	1,165,223	-	0.00
SKK	46,752	15.63	45,537	15.63	2002/2002	63,114	+	15.63	61,476	+	8.29	109,866	107,013

TOTAL	179,150,516		183,017,417

The redemption of certain borrowings is indexed to stock exchange indexes (historical value : 2,629 million). All such borrowings are hedged in full through swap operations.